Exhibit 99.1

Contact:	Gary Thompson – Media	Jonathan Halkyard – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6080

Harrah’s Entertainment Reports 2007 Fourth-Quarter Results

•	Revenues increase 8.1 percent from 2006 fourth quarter

•	Property EBITDA rises 10.7 percent

•	Adjusted EBITDA for the full year 2007 totaled $2.05 billion for Harrah’s Operating Company, a wholly owned subsidiary of Harrah’s Entertainment and issuer of certain debt

LAS VEGAS – February 27, 2008 – Harrah’s Entertainment, Inc. today reported the following financial results for the 2007 fourth quarter:

COMPANY WIDE RESULTS

(in millions, except per share)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$2,627.5	$2,430.6	8.1%	$10,825.2	$9,673.9	11.9%
Property EBITDA	622.8	562.8	10.7%	2,825.5	2,610.3	8.2%
Adjusted EPS from Continuing operations	$0.42	$0.45	-6.7%	$3.25	$3.34	-2.7%

Property EBITDA, Adjusted EPS from Continuing Operations and Adjusted EBITDA are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants. Reconciliations of Adjusted EPS from Continuing Operations to GAAP EPS, Property EBITDA to income from operations and Adjusted EBITDA to income from continuing operations are attached to this release.

On a GAAP basis, fourth-quarter income from operations was $145.8 million, compared with $229.7 million in the year-ago quarter. The company reported a fourth-quarter net loss of $47.8 million, compared with net income of $47.6 million in the 2006 fourth quarter.

The fourth-quarter 2007 loss was due to impairment charges of $169.6 million recorded in the period for certain intangible assets. These pre-tax write-offs were included in “Project opening costs and other items.”

During the fourth quarter, Harrah’s was honored by BusinessWeek magazine as one of the country’s top corporate donors and best places to launch a career. The company also received plaudits as one of Fortune magazine’s “Most Admired Companies,” from IDG’s Computerworld magazine as one of the “Best Places to Work in Information Technology,” and from the influential civil-rights organization Human Rights Campaign for being the first gaming company to receive a perfect score in HRC’s Corporate Equity Index.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC and TPG Capital, LP in a transaction valued at $29.7 billion, including assumption of $12.4 billion of debt but excluding transaction costs. Harrah’s stockholders received $90 cash for each share of common stock, or a total of $17.3 billion.

“Our customer-loyalty program and geographic diversification continued to serve us well in the fourth quarter, when Harrah’s properties in Nevada, Illinois, Louisiana, Mississippi and Atlantic City outperformed their respective markets,” said Gary Loveman, Harrah’s chairman, president and chief executive officer. “Our ability to achieve strong operating results – as well as close on the TPG-Apollo transaction – in a challenging economic climate demonstrates the efficacy of a business strategy focused on growing same-store revenues and stimulating cross-market play.

“As we move forward as a private company, we will continue to pursue both organic growth and new development projects, domestically and internationally, that will maximize cash flows and returns on investment,” Loveman said.

Summaries of results by region follow:

LAS VEGAS REGION

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$905.2	$825.8	9.6%	$3,626.7	$3,267.2	11.0%
Income from operations	199.2	192.3	3.6%	886.4	828.2	7.0%
Property EBITDA	284.6	246.5	15.5%	1,164.5	1,042.9	11.7%

Las Vegas Region properties include Harrah’s Las Vegas, Rio, Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon.

The company’s Las Vegas Region properties were able to outperform competitors and post strong fourth-quarter gains thanks to a multi-property visitation strategy and high occupancy rates. The region also benefited from the addition of results from Bill’s Gamblin’ Hall & Saloon, which was acquired in the 2007 first quarter.

Increased visitor volume, higher cross-market play by Harrah’s Total Rewards cardholders and the acquisition of Bill’s Gamblin’ Hall & Saloon contributed to the gains for the full year.

ATLANTIC CITY REGION

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$561.8	$500.0	12.4%	$2,372.0	$2,071.4	14.5%
Income from operations	61.1	64.3	-5.0%	351.4	420.5	-16.4%
Property EBITDA	123.3	123.9	-0.5%	602.1	620.9	-3.0%

Atlantic City Region properties include Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

Contributions from Harrah’s Chester Casino and Racetrack helped offset increased promotional spending and new smoking restrictions within the Atlantic City market and the impact of new supply in Pennsylvania, where Harrah’s Chester Casino opened its slot operations early in the first quarter of 2007.

Results for the full year were mixed. Revenues increased due to the inclusion of Harrah’s Chester in the region’s results, but income from operations and Property EBITDA declined due to the Pennsylvania competition, smoking restrictions in Atlantic City and higher promotional spending.

LOUISIANA/MISSISSIPPI REGION

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$367.6	$365.0	0.7%	$1,538.7	$1,384.3	11.2%
Income from operations	59.3	31.7	87.1%	352.1	233.4	50.9%
Property EBITDA	77.0	65.7	17.2%	342.8	330.8	3.6%

Louisiana/Mississippi Region properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe

Tunica, Grand Casino Tunica, Sheraton Tunica and Grand Casino Biloxi.

Another strong performance at Harrah’s New Orleans and contributions from Grand Casino Biloxi helped offset lower fourth-quarter results at Grand Casino Tunica, which is undergoing an extensive renovation and re-branding that is expected to be completed in the second quarter of 2008. Fourth-quarter income from operations included $13.4 million of income from insurance proceeds in excess of the net book value of impacted assets and reimbursable costs and expenses. Property EBITDA results excluded certain non-recurring items, including the insurance proceeds related to 2005 hurricane claims.

Revenues were higher for full-year 2007 due to contributions from Harrah’s New Orleans and Grand Casino Biloxi, which were closed for part of 2006 due to storm damage. Income from operations for 2007 included $130.3 million of insurance proceeds in excess of the net book value of impacted assets and reimbursable costs and expenses, compared with $10 million of such insurance proceeds in 2006.

IOWA/MISSOURI REGION

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$197.5	$202.7	-2.6%	$811.4	$809.7	0.2%
Income from operations	33.6	32.9	2.1%	143.6	132.2	8.6%
Property EBITDA	55.8	53.2	4.9%	225.3	215.5	4.5%

Iowa/Missouri Region properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and

Harrah’s North Kansas City.

A strong performance by Harrah’s Kansas City helped offset the impact of a severe winter storm in the region during December and weak market conditions in Iowa in the 2007 fourth quarter.

For the full year, income from operations and Property EBITDA improved due to higher operating margins at most properties in the region than in 2006.

ILLINOIS/INDIANA REGION

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$311.1	$312.9	-0.6%	$1,285.8	$1,239.5	3.7%
Income from operations	(23.6)	52.5	-145.0%	135.3	225.2	-39.9%
Property EBITDA	54.0	68.9	-21.6%	258.1	285.2	-9.5%

Illinois/Indiana Region properties include Horseshoe Hammond, Harrah’s Joliet, Harrah’s Metropolis and Caesars

Indiana.

Combined revenues in this region were essentially even with the 2006 fourth-quarter, while Property EBITDA declined 21.6 percent due in part to a higher gaming tax rate and increased marketing costs in Illinois and higher property taxes in Indiana following a statewide land-value reassessment. The company’s new, two-level vessel at Horseshoe Hammond is expected to open in the second half of 2008, pending receipt of regulatory approvals.

Revenues for 2007 rose, but income from operations was lower than in 2006 due primarily to a $60.4 million charge to record the impairment of intangible assets at Caesars Indiana.

OTHER NEVADA

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$148.2	$146.0	1.5%	$632.4	$640.8	-1.3%
Income from operations	13.4	17.3	-22.5%	93.0	107.7	-13.6%
Property EBITDA	31.0	30.8	0.6%	148.4	160.9	-7.8%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Casino and Harrah’s

Laughlin.

Continued weakness in visitor volumes led to flat fourth-quarter revenues and Property EBITDA for the Other Nevada Region. For the full year, 2007 results were impacted by higher marketing expenses, lower visitation from certain customer segments and weather and forest fires in the region in the first half of the year.

MANAGED/INTERNATIONAL/OTHER

(in millions)

	2007 Fourth Quarter	2006 Fourth Quarter	Percent Increase (Decrease)	2007 Full Year	2006 Full Year	Percent Increase (Decrease)
Total revenues	$136.1	$78.2	74.0%	$558.2	$261.0	113.9%
Income from operations	(151.7)	(106.6)	-42.3%	(158.3)	(176.1)	10.1%
Property EBITDA	(2.9)	(26.2)	88.9%	84.3	(45.9)	N/M

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-

consolidated subsidiaries.

The revenue and Property EBITDA improvements in the 2007 fourth quarter were due primarily to addition of results from the London Clubs International properties, which were acquired by the Company late in the 2006 fourth quarter, and lower master- planning and development costs. The 2007 fourth-quarter included a $109.2 million charge to record the impairment of intangible assets at London Clubs.

Other items

Fourth-quarter and full-year 2007 corporate expenses declined from the year-ago periods due to cost savings and efficiencies and the allocation of a portion of the Company’s stock-based compensation expenses to individual property units.

Interest expense rose 24.7 percent in the 2007 fourth quarter due to higher debt levels associated with the acquisitions of London Clubs International, Bill’s Gamblin’ Hall & Saloon and a golf course in Macau, and declines of $35 million and $45.9 million for the fourth quarter and full year, respectively, in the aggregate fair value of the company’s interest-rate swaps.

The effective tax rate for the full year 2007 was 39.9 percent, compared with 36.1 percent in 2006. Excluding the impact of the impairment of various assets, the effective tax rate for 2007 would have been 38.5 percent. Excluding the impact of benefits identified as the company completed its 2005 tax returns and the adjustment to tax reserves, the effective tax rate for 2006 would have been 38.6 percent.

Discontinued operations for the 2007 fourth quarter and full year reflect insurance proceeds of $7.0 million, after taxes, and $89.6 million, after taxes, respectively, in excess of the net book value of the impacted assets and accumulated costs and expenses expected to be reimbursed under the Company’s insurance claims for Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, Harrah’s will retain all insurance proceeds related to these properties.

Weighted average common and common equivalent shares outstanding for the fourth quarter were 187.1 million shares, down slightly from 188.7 million in the 2006 fourth quarter.

Harrah’s will host a conference today at 8 a.m. Pacific Standard Time to discuss its 2007 fourth-quarter results.

Persons from the United States and Canada who are interested in participating in the call should dial 1-877-876-8924, or 1-706-758-4271 for international callers, approximately 10 minutes before the call start time. A taped replay of the conference call will be available at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 11 a.m. PST the day of the call. The replay will be available through 8:59 p.m. PST Wednesday, March 5. The passcode number for the conference call and replay is 3075198.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The Company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the acquisition of the Company by affiliates of TPG Capital and Apollo Management; the impact of the substantial indebtedness incurred to finance the consummation of the acquisition of the Company by affiliates of TPG Capital and Apollo Management; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the Company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Fourth Quarter Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
(In millions, except per share amounts)
Revenues	$2,627.5	$2,430.6	$10,825.2	$9,673.9
Property operating expenses	(2,004.7)	(1,867.8)	(7,999.7)	(7,063.6)
Depreciation and amortization	(215.9)	(180.9)	(817.2)	(667.9)

Operating profit	406.9	381.9	2,008.3	1,942.4

Corporate expense	(40.4)	(41.4)	(138.1)	(177.5)
Merger and integration costs	(5.1)	(13.3)	(13.4)	(37.0)
Income on interests in nonconsolidated affiliates	0.4	0.7	3.9	3.6
Amortization of intangible assets	(20.0)	(17.9)	(73.5)	(70.7)
Project opening costs and other items	(196.0)	(80.3)	(135.2)	(104.2)

Income from operations	145.8	229.7	1,652.0	1,556.6
Interest expense, net of interest capitalized	(222.3)	(178.3)	(800.8)	(670.5)
Losses on early extinguishments of debt	—	—	(2.0)	(62.0)
Other income, including interest income	14.5	6.0	43.3	10.7

(Loss)/income before income taxes and minority interests	(62.0)	57.4	892.5	834.8
Income tax benefit/(provision)	4.0	(15.9)	(350.1)	(295.6)
Minority interests	1.9	(2.1)	(15.2)	(15.3)

(Loss)/income from continuing operations	(56.1)	39.4	527.2	523.9
Discontinued operations, net of tax	8.3	8.2	92.2	11.9

Net (loss)/income	$(47.8)	$47.6	$619.4	$535.8

(Loss)/earnings per share - basic
(Loss)/income from continuing operations	$(0.30)	$0.21	$2.83	$2.85
Discontinued operations, net of tax	0.04	0.05	0.50	0.06

Net (loss)/income	$(0.26)	$0.26	$3.33	$2.91

(Loss)/earnings per share - diluted
(Loss)/income from continuing operations	$(0.30)	$0.21	$2.77	$2.79
Discontinued operations, net of tax	0.04	0.04	0.48	0.06

Net (loss)/income	$(0.26)	$0.25	$3.25	$2.85

Weighted average common shares outstanding	187.1	184.5	186.3	184.0

Weighted average common and common equivalent shares outstanding	187.1	188.7	190.6	188.0

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Fourth Quarter Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
(In millions)
Revenues
Las Vegas Region	$905.2	$825.8	$3,626.7	$3,267.2
Atlantic City Region	561.8	500.0	2,372.0	2,071.4
Louisiana/Mississippi Region	367.6	365.0	1,538.7	1,384.3
Iowa/Missouri Region	197.5	202.7	811.4	809.7
Illinois/Indiana Region	311.1	312.9	1,285.8	1,239.5
Other Nevada Region	148.2	146.0	632.4	640.8
Managed/International/Other	136.1	78.2	558.2	261.0

Total Revenues	$2,627.5	$2,430.6	$10,825.2	$9,673.9

Income/(loss) from operations
Las Vegas Region	$199.2	$192.3	$886.4	$828.2
Atlantic City Region	61.1	64.3	351.4	420.5
Louisiana/Mississippi Region	59.3	31.7	352.1	233.4
Iowa/Missouri Region	33.6	32.9	143.6	132.2
Illinois/Indiana Region	(23.6)	52.5	135.3	225.2
Other Nevada Region	13.4	17.3	93.0	107.7
Managed/International/Other	(151.7)	(106.6)	(158.3)	(176.1)
Corporate expense	(40.4)	(41.4)	(138.1)	(177.5)
Merger and integration costs	(5.1)	(13.3)	(13.4)	(37.0)

Total Income from operations	$145.8	$229.7	$1,652.0	$1,556.6

Property EBITDA (a)
Las Vegas Region	$284.6	$246.5	$1,164.5	$1,042.9
Atlantic City Region	123.3	123.9	602.1	620.9
Louisiana/Mississippi Region	77.0	65.7	342.8	330.8
Iowa/Missouri Region	55.8	53.2	225.3	215.5
Illinois/Indiana Region	54.0	68.9	258.1	285.2
Other Nevada Region	31.0	30.8	148.4	160.9
Managed/International/Other	(2.9)	(26.2)	84.3	(45.9)

Total Property EBITDA	$622.8	$562.8	$2,825.5	$2,610.3

Project opening costs and other items
Project opening costs	$(3.4)	$(6.0)	$(25.5)	$(20.9)
Insurance proceeds for hurricane losses	13.4	10.2	130.3	10.2
Impairment of intangible assets	(169.6)	—	(169.6)	—
Other write-downs, reserves and recoveries	(36.4)	(84.5)	(70.4)	(93.5)

Total Project openings costs and other items	$(196.0)	$(80.3)	$(135.2)	$(104.2)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EARNINGS PER SHARE (b)

(UNAUDITED)

	Fourth Quarter Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
(In millions, except per share amounts)
(Loss)/income before income taxes and minority interests	$(62.0)	$57.4	$892.5	$834.8
Add:
Gain on sales of corporate aircraft	—	(2.8)	(19.1)	(4.5)
Project opening costs and other items	196.0	80.3	135.2	104.2
Merger and integration costs	5.1	13.3	13.4	37.0
Losses on early extinguishments of debt	—	—	2.0	62.0

Adjusted income before income taxes and minority interests	139.1	148.2	1,024.0	1,033.5
Provision for income taxes	(60.8)	(60.8)	(388.6)	(391.1)
Minority interests	1.9	(2.1)	(15.2)	(15.3)

Adjusted income from continuing operations	80.2	85.3	620.2	627.1
Discontinued operations, net of tax	8.3	8.2	92.2	11.9
Add/(deduct):
Insurance proceeds for hurricane losses, net of tax	(7.0)	—	(89.6)	—
Gain on sale of discontinued operations, net of tax	—	(7.1)	—	(7.1)
Project opening costs and other items, net of tax	(1.4)	(1.5)	(2.4)	—

Adjusted net income	$80.1	$84.9	$620.4	$631.9

Adjusted earnings per share
From continuing operations	$0.42	$0.45	$3.25	$3.34

Net income	$0.42	$0.45	$3.26	$3.36

Weighted average common and common equivalent shares outstanding	191.6	188.7	190.6	188.0

(b)	Adjusted Earnings Per Share (Adjusted EPS) is a supplemental financial measure used by management, as well as industry analysts, to evaluate operations. However, Adjusted EPS should not be construed as an alternative to Earnings Per Share as determined in accordance with generally accepted accounting principles. Adjusted EPS as presented by our Company may not be comparable to similarly titled measures presented by other companies, as such measures may not be calculated consistently.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)

Fourth Quarter Ended Dec. 31, 2007

	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed/ International/ Other	Total
Revenues	$905.2	$561.8	$367.6	$197.5	$311.1	$148.2	$136.1	$2,627.5
Property operating expenses	(620.6)	(438.5)	(290.6)	(141.7)	(257.1)	(117.2)	(139.0)	(2,004.7)

Property EBITDA	284.6	123.3	77.0	55.8	54.0	31.0	(2.9)	622.8
Depreciation and amortization	(64.2)	(55.1)	(27.4)	(17.9)	(15.1)	(12.8)	(23.4)	(215.9)

Operating profit	220.4	68.2	49.6	37.9	38.9	18.2	(26.3)	406.9
Amortization of intangible assets	(3.5)	(6.4)	(2.0)	(0.7)	(2.0)	(0.2)	(5.2)	(20.0)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.4	0.4
Project opening costs and other items	(17.7)	(0.7)	11.7	(3.6)	(60.5)	(4.6)	(120.6)	(196.0)
Corporate expense	—	—	—	—	—	—	(40.4)	(40.4)
Merger and integration costs	—	—	—	—	—	—	(5.1)	(5.1)

Income/(loss) from operations	$199.2	$61.1	$59.3	$33.6	$(23.6)	$13.4	$(197.2)	$145.8

Fourth Quarter Ended Dec. 31, 2006

Revenues	$825.8	$500.0	$365.0	$202.7	$312.9	$146.0	$78.2	$2,430.6
Property operating expenses	(579.3)	(376.1)	(299.3)	(149.5)	(244.0)	(115.2)	(104.4)	(1,867.8)

Property EBITDA	246.5	123.9	65.7	53.2	68.9	30.8	(26.2)	562.8
Depreciation and amortization	(48.1)	(47.5)	(24.9)	(19.1)	(14.0)	(12.9)	(14.4)	(180.9)

Operating profit	198.4	76.4	40.8	34.1	54.9	17.9	(40.6)	381.9
Amortization of intangible assets	(3.5)	(6.4)	(2.0)	(0.8)	(2.0)	(0.2)	(3.0)	(17.9)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.7	0.7
Project opening costs and other Items	(2.6)	(5.7)	(7.1)	(0.4)	(0.4)	(0.4)	(63.7)	(80.3)
Corporate expense	—	—	—	—	—	—	(41.4)	(41.4)
Merger and integration costs	—	—	—	—	—	—	(13.3)	(13.3)

Income/(loss) from operations	$192.3	$64.3	$31.7	$32.9	$52.5	$17.3	$(161.3)	$229.7

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)

Year Ended Dec. 31, 2007

	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed/ International/ Other	Total
Revenues	$3,626.7	$2,372.0	$1,538.7	$811.4	$1,285.8	$632.4	$558.2	$10,825.2
Property operating expenses	(2,462.2)	(1,769.9)	(1,195.9)	(586.1)	(1,027.7)	(484.0)	(473.9)	(7,999.7)

Property EBITDA	1,164.5	602.1	342.8	225.3	258.1	148.4	84.3	2,825.5
Depreciation and amortization	(241.3)	(212.9)	(102.7)	(73.3)	(57.7)	(49.7)	(79.6)	(817.2)

Operating profit	923.2	389.2	240.1	152.0	200.4	98.7	4.7	2,008.3
Amortization of intangible assets	(13.8)	(25.6)	(8.1)	(3.0)	(8.0)	(0.8)	(14.2)	(73.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	3.9	3.9
Project opening costs and other items	(23.0)	(12.2)	120.1	(5.4)	(57.1)	(4.9)	(152.7)	(135.2)
Corporate expense	—	—	—	—	—	—	(138.1)	(138.1)
Merger and integration costs	—	—	—	—	—	—	(13.4)	(13.4)

Income/(loss) from operations	$886.4	$351.4	$352.1	$143.6	$135.3	$93.0	$(309.8)	$1,652.0

Year Ended Dec. 31, 2006

Revenues	$3,267.2	$2,071.4	$1,384.3	$809.7	$1,239.5	$640.8	$261.0	$9,673.9
Property operating expenses	(2,224.3)	(1,450.5)	(1,053.5)	(594.2)	(954.3)	(479.9)	(306.9)	(7,063.6)

Property EBITDA	1,042.9	620.9	330.8	215.5	285.2	160.9	(45.9)	2,610.3
Depreciation and amortization	(196.0)	(162.3)	(79.4)	(75.4)	(51.4)	(51.1)	(52.3)	(667.9)

Operating profit	846.9	458.6	251.4	140.1	233.8	109.8	(98.2)	1,942.4
Amortization of intangible assets	(14.4)	(24.8)	(8.0)	(3.7)	(5.9)	(0.8)	(13.1)	(70.7)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	3.6	3.6
Project opening costs and other Items	(4.3)	(13.3)	(10.0)	(4.2)	(2.7)	(1.3)	(68.4)	(104.2)
Corporate expense	—	—	—	—	—	—	(177.5)	(177.5)
Merger and integration costs	—	—	—	—	—	—	(37.0)	(37.0)

Income/(loss) from operations	$828.2	$420.5	$233.4	$132.2	$225.2	$107.7	$(390.6)	$1,556.6

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA (c)

(UNAUDITED)

(c) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”), eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing and subject to regulatory approval, Paris Las Vegas and Harrah’s Laughlin and their related operating assets will be spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets will be transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Exchange”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, will collectively be referred to as “the CMBS properties.” Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

The following table reconciles EBITDA and Adjusted EBITDA of Harrah’s Operating for the year ended December 31, 2007 and takes into consideration the CMBS Spin-Off, the London Clubs Transfer and the Post-Close CMBS Exchange.

(in millions)	Year Ended December 31, 2007
Income from continuing operations	$163.1
Interest expense, net of interest income	776.0
Provision for income taxes	170.1
Depreciation and amortization	727.2

EBITDA	1,836.4
Project opening costs, abandoned projects and development costs (1)	26.9
Merger and integration costs (2)	9.4
Losses on early extinguishment of debt (3)	2.0
Minority interests, net of distributions (4)	(3.7)
Impairment of goodwill, intangible assets and investment securities (5)	155.9
Non-cash expense for stock compensation benefits (6)	38.2
Income from insurance claims for hurricane losses (7)	(130.3)
Other non-recurring or non-cash items (8)	55.6
Pro forma adjustment for acquired, new or disposed properties (9)	3.3
Pro forma adjustment for yet-to-be realized cost savings (10)	59.2

Adjusted EBITDA	$2,052.9

(1)	Represents (i) project opening costs incurred in connection with the integration of acquired properties and with expansion and renovation projects at various properties, (ii) write-off of abandoned development projects and (iii) non-recurring strategic planning and restructuring costs.

(2)	Represents costs in connection with the acquisition of the Company by affiliates of Apollo and TPG, including review of certain strategic matters by the special committee established by Harrah’s Entertainment’s Board of Directors.
(3)	Represents premiums paid and the write-off of historical unamortized deferred financing costs.
(4)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(5)	Represents impairment of intangible assets related to London Clubs and Caesars Indiana and impairment of investment securities.
(6)	Represents non-cash compensation expense related to stock options.
(7)	Represents non-recurring insurance recoveries related to Hurricanes Katrina and Rita.
(8)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(9)	Represents the full year/period estimated impact of acquired, new and disposed properties.
(10)	Represents the annualized additional cost savings expected to be realized from our previously announced profitability improvement program.

The following table presents the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the year ended December 31, 2007, taking into consideration the CMBS Spin-Off, the London Clubs Transfer and the Post-Close CMBS Exchange.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

HARRAH’S OPERATING COMPANY, INC.

FOR THE YEAR ENDED

DECEMBER 31, 2007

	Historical Harrah’s Entertainment(1)	Other Harrah’s Entertainment Subsidiaries and Accounts(2)	Historical Harrah’s Operating(3)	CMBS Spin-Off(4)	London Clubs Transfer(5)	Harrah’s Operating Restructured	Post-Closing CMBS Transaction(6)	Harrah’s Operating for the Post-Closing CMBS Transaction
Revenues
Casino	$8,831.0	$(262.6)	$8,568.4	$(2,006.8)	$222.1	$6,783.7	$258.6	$7,042.3
Food and beverage	1,698.8	(35.5)	1,663.3	(587.1)	30.1	1,106.3	(34.8)	1,071.5
Rooms	1,353.6	(2.8)	1,350.8	(473.2)	—	877.6	(88.7)	788.9
Management fees	81.5	(0.5)	81.0	—	0.5	81.5	—	81.5
Other	695.9	(10.3)	685.6	(204.3)	4.4	485.7	(34.8)	450.9
Less: casino promotional allowances	(1,835.6)	14.1	(1,821.5)	587.1	(12.9)	(1,247.3)	(93.7)	(1,341.0)

Net revenues	10,825.2	(297.6)	10,527.6	(2,684.3)	244.2	8,087.5	6.6	8,094.1

Operating expenses
Direct
Casino	4,595.2	(218.0)	4,377.2	(915.8)	185.6	3,647.0	101.3	3,748.3
Food and beverage	716.5	(13.5)	703.0	(263.9)	11.4	450.5	(37.2)	413.3
Rooms	266.3	(1.2)	265.1	(92.2)	—	172.9	(27.8)	145.1
Property general, administrative and other	2,421.7	(61.8)	2,359.9	(636.0)	60.5	1,784.4	27.6	1,812.0
Depreciation and amortization	817.2	(14.2)	803.0	(227.6)	14.2	589.6	22.8	612.4
Write-downs, reserves and recoveries	109.7	(109.2)	0.5	(28.8)	95.5	67.2	6.3	73.5
Project opening costs	25.5	(15.6)	9.9	(1.9)	15.7	23.7	—	23.7
Corporate expense	138.1	(0.2)	137.9	(38.8)	—	99.1	—	99.1
Merger and integration costs	13.4	—	13.4	—	—	13.4	—	13.4
(Income)/losses on interests in nonconsolidated affiliates	(3.9)	(0.5)	(4.4)	(0.1)	0.5	(4.0)	—	(4.0)
Amortization of intangible assets	73.5	(2.2)	71.3	(1.2)	—	70.1	0.7	70.8

Total operating expenses	9,173.2	(436.4)	8,736.8	(2,206.3)	383.4	6,913.9	93.7	7,007.6

Income from operations	1,652.0	138.8	1,790.8	(478.0)	(139.2)	1,173.6	(87.1)	1,086.5
Interest expense, net of interest capitalized	(800.8)	15.5	(785.3)	6.8	(3.3)	(781.8)	(6.8)	(788.6)
Losses on early extinguishment of debt	(2.0)	2.0	—	—	(2.0)	(2.0)	—	(2.0)
Other income, including interest income	43.3	(12.4)	30.9	42.0	11.8	84.7	(38.1)	46.6

Income from continuing operations before income taxes and minority interests	892.5	143.9	1,036.4	(429.2)	(132.7)	474.5	(132.0)	342.5
(Provision)/benefit for income taxes	(350.1)	(44.6)	(394.7)	148.9	30.9	(214.9)	44.8	(170.1)
Minority interests	(15.2)	(3.7)	(18.9)	5.9	3.7	(9.3)	—	(9.3)

Income/(loss) from continuing operations	$527.2	$95.6	$622.8	$(274.4)	$(98.1)	$250.3	$(87.2)	$163.1

(1)	Represents the historical financial information of Harrah’s Entertainment.
(2)	Represents the historical financial information of (i) all subsidiaries of Harrah’s Entertainment that have historically not been a component of Harrah’s Operating, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.
(3)	Represents the historical financial information of Harrah’s Operating.
(4)	Reflects the removal of the historical operating results of the CMBS properties, pursuant to the CMBS Spin-Off in which certain properties and operations of Harrah’s Operating were spun-off and held side-by-side with Harrah’s Operating under Harrah’s Entertainment. The historical operating expenses of Harrah’s Operating include unallocated costs attributable to services that have been performed by Harrah’s Operating on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS Spin-Off reflects the push-down of corporate expense of $38.8 million that was unallocated at December 31, 2007. Following the acquisition of the Company by affiliates of Apollo and TPG, many of these services will continue to be provided by Harrah’s Operating pursuant to a shared services agreement with the CMBS properties.

(5)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries, with the exception of the subsidiaries related to the South African operations, became subsidiaries of Harrah’s Operating.
(6)	Reflects the exchange of certain properties and operations between Harrah’s Operating and the CMBS properties subsequent to the closing of the Merger and the CMBS Spin-Off. The exchange is subject to regulatory approval.